Exhibit 99.1

                 IDT Reports Earnings for the Second Quarter of
    Fiscal Year 2005; Company Announces $50 Million Stock Repurchase Program

    SANTA CLARA, Calif.--(BUSINESS WIRE)--Oct. 21, 2004--IDT(TM) (Integrated Device Technology, Inc.) (Nasdaq:IDTI), a leading communications IC company, today announced its quarterly results for the quarter ended September 26, 2004, its second quarter of fiscal 2005.
    Revenues for the second fiscal quarter were $96.7 million, a decrease of 4.6 percent compared to the first quarter of fiscal 2005 and an increase of 19.7 percent from the second quarter of fiscal 2004. On a non-GAAP basis, net income for the second fiscal quarter was $9.5 million, or $0.09 per diluted share, compared to a net income of $12.3 million, or $0.11 per diluted share, in the first quarter of fiscal 2005 and a net loss of $1.1 million, or ($0.01) per diluted share, for the same quarter one year ago.
    Including certain costs, charges and gains in accordance with GAAP, the Company reported net income of $8.9 million, or $0.08 per diluted share, in the second quarter of fiscal 2005 compared to a net loss of $5.0 million, or ($0.05) per diluted share, in the first quarter of fiscal 2005. On a GAAP basis, the Company reported net income of $1.2 million, or $0.01 per diluted share, for the second quarter of fiscal 2004. The second fiscal quarter of 2005 GAAP results include a $1.6 million gain on the sale of assets related to discontinued wafer operations in Salinas, Calif. For the first quarter of fiscal 2005, GAAP results include a one-time impairment charge of $12.8 million on an investment in a privately held technology company. Further information, including a detailed reconciliation of non-GAAP to GAAP results, is provided in the financial tables of this release.
    "The September quarter was a difficult quarter as many of our customers reduced purchasing activity to realign their inventory levels in the enterprise and wireless market segments. We anticipate this will continue through our December quarter," said Greg Lang, president and CEO of IDT. "We continue to be optimistic about the long term demand opportunity in the end markets we serve, including the packet- processing solutions we offer."
    In other news, IDT announced that its Board of Directors has approved a stock repurchase program for the repurchase of up to $50 million of its Common Stock. Repurchases under the Company's stock repurchase program may be made from time to time in the open market and in negotiated transactions, including block transactions or accelerated stock repurchase transactions, at times and at prices considered appropriate by the Company. The repurchase program is effective immediately and may be discontinued at any time. As of October 20, 2004, IDT had approximately 106.7 million shares of Common Stock outstanding.

    Q2FY05 Highlights

    -- Marking its 20th year listed on The NASDAQ Stock Market, IDT President and CEO Greg Lang publicly celebrated the Company anniversary by opening the NASDAQ market on Friday, September 10, 2004 in New York.

    -- Celestica recognized IDT for its excellence in supplier performance with a 2003 Partner in Performance award. Celestica's annual Partners in Performance awards are given to suppliers in recognition of outstanding achievements and support of the Company's electronics manufacturing services
        (EMS) goals. This marks the second year in a row IDT has received this accolade.

    -- The Company extended its technology leadership by unveiling details of its next generation network search engine (NSE) architecture. With its support for a wider interface, this is the first NSE architecture truly optimized for IPv6. Products based on this architecture will enable new levels of search performance and will integrate an error correction code feature to address potential soft errors, ensuring data integrity and compliance with stringent service level agreements.

    -- IDT announced that Fujitsu Limited selected its IDT 75K62134 NSE to enable the delivery of advanced network services, including security, content load balancing and quality of service (QoS) within Fujitsu's enterprise-level IPCOM S2200 network server. More specifically, the IDT NSE offers the Fujitsu IPCOM S2200 network server a host of innovative features such as the MDL command that enables Fujitsu to optimize bandwidth throughput across the LA-1 interface of the NSE. The IDT 75K62134 also provides a system-level architecture model (SLAM) that gives Fujitsu extensive modeling capabilities and offers great technical support on its high-end modeling requirements.

    -- Validating its continued support for DDR2 dual in-line memory modules (DIMMs), IDT announced that Elpida Memory, Inc. selected the IDT DDR2 register and phase-locked loop (PLL) chip set for its 512 Mbit-based 2-Gbyte DDR2 registered DIMMs. The IDT DDR2 register and PLL chip set buffers clock, address and command signals on registered DIMMs for the server workstation market. IDT was the first company to introduce a complete DDR2 register and PLL chip set in November 2002.

    -- IDT introduced new members of its multi-queue family of flow-control management (FCM) ICs. Among the new products is the IDT 72P51769, a 4-Mbit device that can access data from a single data bus and place the data into any of one to 128 queues, offering a 400 percent increase in queue partitioning when compared to previous offerings. This is an important improvement because it allows the device to replace at least four products previously required to perform the same functions, which translates to a significant savings in overall system costs.

    Webcast and Conference Call Information

    Investors can listen to a live or replay Webcast of the Company's quarterly financial conference call at www.IDT.com. The live Webcast begins at 2:30 p.m. PDT on October 21, 2004. The Webcast replay will be available after 5 p.m. PDT on October 21, 2004. A taped telephone replay of the conference call will be available on October 21, 2004 beginning at 6 p.m. PDT by calling 800-475-6701 or 320-365-3844 and will be accessible until 11 p.m. PDT on October 28, 2004.

    Investor Information

    IDT stock is traded on the Nasdaq Stock Market(R) under the symbol "IDTI." The Company is included in the S&P 1000, which is a combination of the S&P MidCap 400 and S&P SmallCap 600 Indices, and is also part of the S&P SuperComposite 1500, which combines the S&P 500, MidCap 400, and SmallCap 600. Additional information about IDT is accessible at www.IDT.com.

    About IDT

    IDT is a global leader in preemptive semiconductor solutions that accelerate packet processing for advanced network services. IDT serves communications equipment vendors by applying its advanced hardware and software technologies to create flexible, highly integrated solutions that enhance the functionality and processing of network equipment. IDT accelerates intelligent packet processing with products such as switching solutions, network search engines (NSEs), programmable content inspection engines (CIEs), flow-control management (FCM) ICs and its family of Interprise(TM) integrated communications processors. The portfolio also comprises products optimized for communications applications, including telecom products, FIFOs, multi-ports, and timing solutions. In addition, the product mix includes high-performance digital logic and high-speed SRAMs to meet the requirements of leading communications companies.
    Headquartered in Santa Clara, Calif., the Company employs approximately 3,200 people worldwide and has a wafer manufacturing facility in Oregon, and test and assembly facilities in the Philippines and Malaysia.

    Investors are cautioned that forward-looking statements in this release involve a number of risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include, but are not limited to, global business and economic conditions, product demand, manufacturing capacity and costs, inventory management, competition, pricing, patent and other intellectual property rights of third parties, timely development and supply of new products and manufacturing processes, dependence on one or more customers for a significant portion of sales, successful integration of acquired businesses and technology, availability of capital, cash flow and other risk factors detailed in the Company's Securities and Exchange Commission filings. We urge investors to review in detail the risks and uncertainties in the Company's Securities and Exchange Commission filings, including but not limited to the Annual Report on Form 10-K for the year ended March 28, 2004, and the Quarterly Report on Form 10-Q for the quarter ended June 27, 2004.

    IDT, Interprise and the IDT logo are trademarks of Integrated
Device Technology, Inc. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.


                  INTEGRATED DEVICE TECHNOLOGY, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Unaudited)
(In thousands, except per share data)


                           Three Months Ended       Six Months Ended
----------------------------------------------------------------------
                       Sep. 26, Jun. 27,  Sep. 28, Sep. 26,  Sep. 28,
                        2004      2004     2003      2004      2003
                       -------- --------- -------- --------- ---------

Revenues               $96,671  $101,307  $80,777  $197,978  $163,822

Cost of revenues        48,247    48,361   42,201    96,608    90,925

Asset Impairment        (1,585)     (209)       -    (1,794)        -
                       -------- --------- -------- --------- ---------


Gross profit            50,009    53,155   38,576   103,164    72,897
                       -------- --------- -------- --------- ---------

Operating expenses:

  Research and
   development          25,449    26,001   25,716    51,450    51,082

  Selling, general and
   administrative       17,801    19,387   18,320    37,188    36,645

  Acquired in-process
   research and
   development               -     1,736      264     1,736       264
                       -------- --------- -------- --------- ---------

Total operating
 expenses               43,250    47,124   44,300    90,374    87,991
                       -------- --------- -------- --------- ---------

Operating income
 (loss)                  6,759     6,031   (5,724)   12,790   (15,094)

Interest expense           (26)      (47)    (118)      (73)     (210)

Gain (loss) on equity
 investments                 -   (12,831)   3,151   (12,831)    3,151

Interest income and
 other, net              2,824     2,505    3,142     5,329     7,366
                       -------- --------- -------- --------- ---------

Income (loss) before
 income taxes            9,557    (4,342)     451     5,215    (4,787)

Provision (benefit)
 for income taxes          704       705     (699)    1,409    (1,185)
                       -------- --------- -------- --------- ---------

Net income (loss)       $8,853   $(5,047)  $1,150    $3,806   $(3,602)
                       ======== ========= ======== ========= =========


Net income (loss) per
 share:

Basic                    $0.08    $(0.05)   $0.01     $0.04    $(0.03)

Diluted                  $0.08    $(0.05)   $0.01     $0.03    $(0.03)

Weighted average
 shares:

Basic                  106,144   106,026  104,210   106,085   104,041

Diluted                107,661   106,026  106,148   109,117   104,041



                  INTEGRATED DEVICE TECHNOLOGY, INC.
                         NON-GAAP ADJUSTMENTS
                             (Unaudited)
(In thousands)

                              Three Months Ended     Six Months Ended
----------------------------------------------------------------------
                          Sep. 26, Jun. 27, Sep. 28, Sep. 26, Sep. 28,
                           2004     2004     2003     2004     2003
                          -------- -------- -------- -------- --------


Net income (loss)          $8,853  $(5,047)  $1,150   $3,806  $(3,602)
                          -------- -------- -------- -------- --------

Non-GAAP adjustments:

Cost of goods sold:

  Restructuring charges
   (1)                          -       25        -       25       15

  Asset Impairment (2)     (1,585)    (209)       -   (1,794)       -

  Plant closure costs (2)      44      195      280      239      562

  Amortization of
   acquisition-related
   intangibles (3)          1,313    1,014      357    2,327      591

  Patent Settlement             -      (18)       -      (18)       -

Operating expenses:

  Acquired IPR&D (3)            -    1,736      264    1,736      264

  Plant closure costs (2)       -        -        -        -       36

  Restructuring charges
   (1)                          -      652      752      652    1,293

  Amortization of
   acquisition-related
   intangibles (3)            364      538      492      902      936

  Acquisition related
   costs (4)                  494      592        -    1,086        -

(Gain) Loss on equity
 investments (5)                -   12,831   (3,151)  12,831   (3,151)

Other income (6)                -        -     (180)       -     (902)

Taxes (6)                      18      (28)  (1,081)     (10)  (1,930)
                          -------- -------- -------- -------- --------

Total Non-GAAP
 adjustments                  648   17,328   (2,267)  17,976   (2,286)
                          -------- -------- -------- -------- --------

Non-GAAP net income
 (loss)                    $9,501  $12,281  $(1,117) $21,782  $(5,888)
                          ======== ======== ======== ======== ========

(1) Consists of costs for restructuring actions announced in fiscal years 2004-2005. Q1 2005 and Q2 2004 primarily consists of severance. YTD FY 2004 also includes facility exit costs.

(2) Consists of costs associated with the closure of our Salinas plant and gains realized on the sale of related assets held for sale.

(3) Consists of costs related to our acquisition of Zettacom in Q1 2005, TCAM3 acquisition from IBM in Q2 2004 and acquisitions of Newave and Solidum in Q1 2002 and Q3 2003, respectively. Newave-related costs include stock-based compensation and amortization of intangible assets. Zettacom, TCAM3 and Solidum-related costs include only amortization of intangible assets.

(4) Consists primarily of transitional costs incurred in connection with the acquisition of Zettacom, such as retention earned by former Zettacom employees, rent payments for the former Zettacom facility, and transitional services provided.

(5) Consists of an impairment charge related to our investment in NetLogic in Q1 2005 and a gain on the sale of our investment in PMC Sierra in Q2 2004.

(6) In Q1 and Q2 2004, we received non-recurring federal and state tax refunds for tax years prior to 1996 plus interest.



                  INTEGRATED DEVICE TECHNOLOGY, INC.
                  NON-GAAP STATEMENTS OF OPERATIONS
                             (Unaudited)
(In thousands, except per share data)

                           Three Months Ended       Six Months Ended
----------------------------------------------------------------------
                       Sep. 26, Jun. 27,  Sep. 28, Sep. 26,  Sep. 28,
                        2004      2004     2003      2004      2003
                       -------- --------- -------- --------- ---------

Revenues               $96,671  $101,307  $80,777  $197,978  $163,822

Cost of Revenues        46,890    47,145   41,564    94,035    89,757
                       -------- --------- -------- --------- ---------


Gross profit            49,781    54,162   39,213   103,943    74,065
                       -------- --------- -------- --------- ---------

Operating expenses:

  Research and
   development          24,775    24,950   25,261    49,725    49,853

  Selling, general and
    administrative      17,617    18,656   17,531    36,273    35,609
                       -------- --------- -------- --------- ---------

Total operating
 expenses               42,392    43,606   42,792    85,998    85,462
                       -------- --------- -------- --------- ---------

Operating income
 (loss)                  7,389    10,556   (3,579)   17,945   (11,397)

Interest expense           (26)      (47)    (118)      (73)     (210)

Interest income and
 other, net              2,824     2,505    2,962     5,329     6,464
                       -------- --------- -------- --------- ---------

Income (loss) before
 income taxes           10,187    13,014     (735)   23,201    (5,143)

Provision for income
 taxes                     686       733      382     1,419       745
                       -------- --------- -------- --------- ---------

Net income (loss)       $9,501   $12,281  $(1,117)  $21,782   $(5,888)
                       ======== ========= ======== ========= =========


Net income (loss) per
 share:

Diluted                  $0.09     $0.11   $(0.01)    $0.20    $(0.06)

Weighted average
 shares:

Diluted                107,661   110,344  104,210   109,117   104,041

Non-GAAP results exclude acquisition-related charges, and other expenses and benefits that management believes are not directly related to our ongoing operations. These non-GAAP results are consistent with another way management internally analyzes IDT's results and may be useful; however, non-GAAP results are not in accordance with GAAP and may not be comparable to non-GAAP information provided by other companies. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP.



                  INTEGRATED DEVICE TECHNOLOGY, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Unaudited)

                                                  Sep. 26,   Mar. 28,
(In thousands)                                      2004       2004
----------------------------------------------------------------------

ASSETS

Current assets:

Cash and cash equivalents                         $265,398   $223,360

Short-term investments                             334,380    384,854

Accounts receivable, net                            56,908     53,091

Inventories                                         44,136     32,745

Prepaids and other current assets                    9,897     12,101
                                                  ---------  ---------

Total current assets                               710,719    706,151

Property, plant and equipment, net                 109,765    108,424

Goodwill and other intangibles                      87,663     52,784

Other assets                                         8,823     38,194
                                                  ---------  ---------

TOTAL ASSETS                                      $916,970   $905,553
                                                  =========  =========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable                                   $21,758    $20,190

Accrued compensation and related expenses           14,769     11,560

Deferred income on shipments to distributors        24,891     21,411

Income taxes payable                                33,089     33,267

Other accrued liabilities                           18,055     19,250
                                                  ---------  ---------

Total current liabilities                          112,562    105,678


Long term liabilities                               13,169     15,651
                                                  ---------  ---------

Total liabilities                                  125,731    121,329


Stockholders' equity                               791,239    784,224
                                                  ---------  ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $916,970   $905,553
                                                  =========  =========




    CONTACT: IDT
             Dawn Morse, 408-654-6515 (Financial)
             (Investor Relations)
             dawn.morse@idt.com
             Jim Rey, 408-492-8494 (Press)
             (Corporate Communications)
             jim.rey@idt.com
              or
             Porter Novelli
             Patty Ladegaard, 408-369-1500 (Press)
             patty.ladegaard@porternovelli.com